Exhibit 99.1

AT THE COMPANY James W. Christmas Chairman and CEO (713) 877-8006	AT FINANCIAL RELATIONS BOARD Marilynn Meek - General Info (212) 445-8451

FOR IMMEDIATE RELEASE:
October 21, 2004

JAMES L. BOWLES RESIGNS FROM KCS ENERGY BOARD; JOINS CONOCOPHILLIPS
TO HEAD UP ALASKA SUBSIDIARY

HOUSTON, TX, October 21, 2004 — KCS Energy, Inc. (NYSE: KCS) announced today that James L. Bowles has resigned from the Company’s Board of Directors as a result of his acceptance of the position of President of ConocoPhillips Alaska.  Mr. Bowles was first elected to the KCS Board in May 2003 and served as Chairman of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee.

        James W. Christmas, Chairman and Chief Executive Officer said, “We congratulate Jim and wish him well in his new position. The knowledge, direction and valuable insights that he brought to our Board will be missed.”

KCS is an independent energy company engaged in the acquisition, exploration, development and production of natural gas and crude oil with operations in the Mid-Continent and Gulf Coast regions. For more information on KCS Energy, Inc., please visit the Company’s web site at http://www.kcsenergy.com

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